Filed Pursuant to Rule 424(b)(3)

File No. 333-239939

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED July 28, 2020

[           ] Shares

Class A Common Stock

This is a firm commitment public offering of up to                shares of Class A common stock of Boxlight Corporation. Our Class A common stock currently trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOXL.” The public offering price is $                per share of Class A common stock.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $114,718,640 which amount is based on 27,313,962 outstanding shares of common stock held by non-affiliates and a per share price of  $4.20, the closing price of our common stock on July 16, 2020, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75,000,000, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. We have not sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date of this prospectus supplement.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to us, before expenses	$		$

(1) The underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds in this offering. In addition, we have agreed to pay Maxim Group, LLC, as sole book runner and representative of the several underwriters (the “Representative”), up to a maximum of $65,000 of the fees and expenses of the underwriters in connection with this offering, which includes the fees and expenses of underwriters’ counsel.

We have also granted an option to the underwriters to purchase up to an aggregate of                 additional shares of Class A common stock on the same terms and conditions set forth above from us within 45 days after the date of this prospectus to cover over-allotments. We estimate the expenses of this offering, excluding underwriting discounts and commissions, will be approximately $[200,000]. See the “Underwriting” Section for more information.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus for a discussion of information that should be considered in connection with an investment in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver our shares to purchasers in the offering on or about                , 2020

Sole Book-Running Manager

Maxim Group LLC

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in the prospectus supplement and the prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus supplement and the prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus supplement and the prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context requires otherwise or unless otherwise indicated, all references to “Boxlight,” “BOXL,” the “Company,” “we,” “us” or “our” refers to Boxlight Corporation.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus does not constitute, and any additional prospectus supplement or other offering materials related to an offering of securities described in this prospectus supplement and related prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

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Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Forward-looking statements include statements concerning the following:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	our inability to predict or anticipate the duration or long-term economic and business consequences of the ongoing COVID-19 pandemic;

●	the effects of future regulation; and

●	our ability to protect or monetize our intellectual property.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read this Prospectus and the documents that we reference herein and have filed as exhibits hereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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PROSPECTUS SUMMARY SUPPLEMENT

This summary highlights certain information about us, this offering, and selected information contained in this elsewhere or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information included in or incorporated by reference into this prospectus, including “Risk Factors” and the financial statements and related notes. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Unless we specify otherwise, all references in this prospectus to “Boxlight” “we,” “our,” “us” and the “Company” refer to Boxlight Corporation. and our subsidiaries.

Company Overview

Formed in 2014, Boxlight Corporation is an education technology company that develops, sells and services interactive classroom solutions for the global education market. We are seeking to become a world leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive technologies including flat panels, projectors, peripherals and accessories to the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including our robotics and coding system, 3D printing solution and portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration. We also offer professional development and training resources to educators including customized programs, online trainings and certifications, and in-person courses.

We seek to provide easy-to-use solutions combining interactive displays with accessories and robust software to enhance the educational environment, ease the teacher technology burden, and improve student outcomes. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom. Our products are currently sold in approximately 60 countries and our software is available in 33 languages. To date, our solutions have sold into over 1,000,000 classrooms. We sell our solutions through more than 500 global reseller partners. We believe we offer the most comprehensive and integrated line of interactive display solutions with peripherals, accessories and teaching software for schools and enterprises. We also provide key training and professional development to ensure successful implementations with high adoption.

Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school districts with information technology departments with the means to access data with or without internet access, handle the demand for video, control cloud and data storage challenges, and allow for distance learning. Our design teams are able to quickly customize systems and configurations to serve the needs of clients so that existing hardware and software platforms can communicate with one another. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom.

We pride ourselves in providing industry-leading solutions and have received numerous awards:

●	2020 Tech & Learning Awards of Excellence– Boxlight-EOS Distance Teaching Essentials and MyStemKits 3D printing curriculum;

●	2019 Tech Edvocate Award Winner– Boxlight’s MimioClarity Classroom Audio Distribution System (Best Classroom Audio-Visual App or Tool);

●	2019 Tech Edvocate Award Finalist– Boxlight’s Mimio MyBot Educational Robotic System (Best STEM/STEAM Education App or Tool);

●	2019 Tech & Learning ISTE Best in Show Award – MimioClarity and Mimio MyBot;

S-1

●	2019 Cool Tool Award WINNER: THE EDTECH AWARDS 2019 – MimioSpace for Hardware for Education;

●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – MimioFrame for New Product or Service;

●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – C3 MicroCloud for Networking, IT, Connectivity, or Access Solution;

●	2018 Gold Winner in the Reader’s Choice Awards – Boxlight Projector;

●	2018 Award of Excellence Tech & Learning Magazine – MimioFrame (Honorable Mention);

●	2018 Tech Edvocate Award Winner– MimioSpace (Best Collaboration App or Tool);

●	2018 Tech Edvocate Award Finalist– MimioFrame (Best Classroom Audio-Visual App or Tool category);

●	2018 Tech & Learning ISTE Best in Show Award – MimioSpace;

●	2018 Impact Regional Business Awards, Boxlight, Education;

●	2018 Cool Tool Finalist Award: THE EDTECH AWARDS 2018 – Boxlight P9 Projectors;

●	2018 Bett Awards: Tools for Teaching, Learning and Assessment – Labdisc;

●	2017 EdTech Digest Cool Tool Award: Labdisc;

●	2017 Tech&Learning – Best of TCEA – Labdisc;

●	2017 Tech&Learning – Best of BETT – Labdisc;

●	2017 Bett Awards: Tools for Teaching, Learning and Assessment – MimioStudio with MimioMobile;

●	2016 District Administration: Readers’ Choice Top 100 – MimioStudio with MimioMobile;

●	2016 Award of Excellence Tech & Learning Magazine – MimioTeach;

●	2016 Cool Tool Award: MimioMobile App with MimioStudio Classroom Software; and

●	2016 Tech & Learning ISTE Best in Show Award – P12 Projector Series.

The COVID-19 pandemic has impacted global economies, resulting in workforce and travel restrictions, supply chain and production disruptions and reduced demand and spending across the education technology sector. These factors began having adverse impacts on our operations, financial performance, liquidity and price of our securities as well as on the operations and financial performance of many of the customers and suppliers in the education technology sector.

We have taken steps to protect the health and safety of our employees and maintain business continuity. In addition, we have taken steps to reduce the financial and operating effects on our business, including making significant reductions in payroll, reducing travel & entertainment expenditures, professional fees, marketing expenses, contract services and other operating expenses. In March 2020, we had a payroll reduction which is expected to result in an approximately 17% reduction of our total annual payroll expense.

S-2

Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Increasing our customer base. Our principal customers are value added reseller partners that sell to school districts. We have been successful in providing our hardware, software and service solutions to educators through our reseller partner network, and we expect to continue to increase our sales channel and provide additional solutions for education.

●	Investing in research and development. We intend to continually develop and introduce innovative products, enhance existing products, and effectively stimulate customer demand for existing and future products.

●	Expanding our sales and marketing team. We intend to invest significant resources in our marketing, advertising and brand management efforts.

●	Expanding our product and technology offerings. Our long-term growth will depend in part on our ability to continually expand our hardware, software and service offerings, which we intend to do through both our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop, such as Cohuborate, Qwizdom, EOS Education, Modern Robotics, Robo3D and MyStemKits.

●	Strategic acquisitions and joint ventures. We believe we can materially increase our revenues and scope by acquiring or joint venturing with solutions providers focused on the education and learning technologies market segments, have gained the trust and support of school districts, and are located in geographically strategic areas throughout the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our displays to allow smooth content streaming across multiple platforms. We intend to further existing, and develop additional, strategic partnerships and alliances.

Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on May 13, 2020, as amended under Form 10-K/A as filed with the SEC on July 13, 2020, as well as our subsequent filings with the SEC for additional information about our business, operations and financial condition.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 1045 Progress Circle, Lawrenceville, Georgia 30043, and our telephone number is (678) 367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

S-3

The Offering

Class A common stock we are offering	Up to shares of Class A common stock, excluding the Underwriters’ over-allotment option.

Shares of Class A Common stock outstanding before this offering (1)	31,857,327 shares of Class A common stock.

Shares of Class A Common stock outstanding after this offering (1)	Up to shares of Class A common stock, excluding the Underwriters’ over-allotment option.

Over-allotment option	We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [ ] shares of Class A common stock.

Use of proceeds

Our net proceeds from this offering, after deducting offering expenses payable by us at closing (including underwriter discounts and commissions) of approximately $                  , will be approximately $ __________.

We intend to use the net proceeds of this offering for additional working capital, including potential acquisitions and joint ventures.

Nasdaq Capital Market Listing Symbol	“BOXL”

Risk factors	See “Risk Factors” as well as other information included or incorporated by reference in this prospectus supplement beginning on page S-5 and the accompanying base prospectus at page 3 for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

(1)	The number of shares of our Class A common stock outstanding excludes:

●	2,580,579 shares of Class A common stock issuable upon exercise of options granted under the BOXL 2014 Stock Incentive Plan (the “Plan”) of which 1,803,357 were exercisable as of March 31, 2020, and 109,859 additional shares are reserved for issuance thereunder. In addition, 3,700,000 shares of Class A common stock have been reserved for issuance under the Plan by our Board and will be voted upon by our shareholders at our next annual meeting, expected to occur in September 2020; and

●	347,188 shares of Class A common stock issuable upon exercise of outstanding warrants with exercise prices ranging from $0.43 to $7.70 per share as of March 31, 2020.

S-4

RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which are incorporated by reference in this prospectus, together with the other information in this prospectus, and the information and documents incorporated by reference herein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways which increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital including potential acquisitions and joint ventures. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

If you purchase shares of our Class A Common Stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional shares of common stock in the future which may result in additional dilution to common shareholders.

After giving effect to the sale of [                  ] shares of our Class A Common Stock in this offering at a price of $[           ] per share for aggregate gross proceeds to us of approximately $[                   ], and after deducting commissions and estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option, purchasers of our common stock in this offering will incur immediate dilution of $[          ] per share of common stock in the pro forma as adjusted net tangible book value of the common stock they acquire. For a more detailed discussion of the foregoing, please see the section entitled “Dilution” on page S-8 below. To the extent outstanding stock options are exercised or restricted stock units vest, there will be further dilution to new investors.

Fluctuations in the price of our Class A Common Stock, including as a result of actual or anticipated sales of shares by shareholders, may make our Class A Common Stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

S-5

We do not anticipate paying dividends in the foreseeable future.

We have never paid a dividend on our common stock. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales may also impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership of our common stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our acquisitions and the development of strategic relationships by issuing equity securities and may continue to do so in the future, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Class A Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our Class A Common Stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.

The trading market for our shares of common stock will be influenced by many factors, including without limitation, the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

S-6

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of                   shares of Class A common stock in the offering will be approximately $                   , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our net proceeds will be approximately $                   if the underwriters exercise their option in full to purchase                    additional shares of Class A common stock from us. This calculation is based upon the public offering price of $          per share.

We intend to use the net proceeds from the offering for the following purposes:

Additional working capital, including potential acquisitions and joint ventures	$

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

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DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our historical net tangible book value as of March 31, 2020 was $(10,739,414), or $(0.77) per share of Class A common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of our Class A common stock outstanding as of March 31, 2020.

After giving effect to the sale of shares of our Class A common stock in this offering at the public offering price of $     per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would be $        million, or $[  ] per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $[  ] per share to our existing stockholders and an immediate dilution of $[  ] per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the public offering price of $     per share paid by investors participating in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price per share:	$

Historical net tangible book value per share as of March 31, 2020:		$(0.77)

Increase in as adjusted net tangible book value per share attributable to this offering:	$

As adjusted net tangible book value per share after giving effect to this offering:	$

Dilution per share to new investors in this offering:	$

Each $1.00 increase in the public offering price of $                    per share, would increase the as adjusted net tangible book value per share by $                    per share and decrease the dilution per share to investors participating in this offering by $                   per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 1.0 million increase in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per share by approximately $                    and decrease the dilution per share to new investors participating in this offering by approximately $                   , based on the public offering price of $                   per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 1.0 million decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per share after this offering by approximately $                    and increase the dilution per share to new investors participating in this offering by approximately $                   , based on the public offering price of $             per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance and sale of shares of our Class A common stock in this offering resulting in gross proceeds to us of $ ; and

●	on a pro forma as adjusted basis to give effect to the sale of shares of Class A common stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended March 31, 2020 as filed with the SEC on May 15, 2020, and other financial information included and incorporated by reference in this prospectus supplement.

	As of March 31, 2020
		Pro Forma	Pro Forma As Adjusted
	Actual	(unaudited)	(unaudited)

Cash and cash equivalents	$612,936	-	-

Preferred stock, $0.0001 par value, 50,000,000 shares authorized, 167,972 shares issued and outstanding	17	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 13,871,187 shares issued and outstanding	1,388	-	-
Additional paid-in capital	32,763,992	-	-
Subscriptions receivable	(200)	-	-
Accumulated deficit	(33,296,054)	-	-
Accumulated other comprehensive loss	(141,451)	-	-
Total stockholders’ equity	(672,308)	-	-
Total capitalization	$(672,308)	$-	$-

The foregoing table is based on 13,871,187 shares of common stock outstanding as of March 31, 2020, and excludes the following shares:

(1)	The number of shares of our Class A common stock outstanding excludes:

2,580,579 shares of Class A common stock issuable upon exercise of options granted under the BOXL 2014 Stock Incentive Plan (the “Plan”) of which 1,803,357 were exercisable as of March 31, 2020, and 109,859 additional shares are reserved for issuance thereunder. In addition, 3,700,000 shares of Class A common stock have been reserved for issuance under the Plan by our Board and will be voted upon by our shareholders at our next annual meeting, expected to occur in September 2020; and

347,188 shares of Class A common stock issuable upon exercise of outstanding warrants with exercise prices ranging from $0.43 to $7.70 per share as of March 31, 2020.

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(2)	The number of significant share issuances of our Class A common stock subsequent to March 31, 2020 as follows:

13,333,333 shares of Class A common stock were issued related to a public offering on June 11, 2020 resulting in net cash proceeds of $9,200,000.

1,999,667 shares of Class A common stock were issued related to the underwriter overallotment on June 24, 2020 resulting in net cash proceeds of $1,400,000.

488,888 shares of Class A common stock were issued in the settlement of $1,200,000 of third party debt on July 16, 2020.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business, if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends subject to compliance with applicable Nevada law. Even if our board of directors decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

UNDERWRITING

Maxim Group LLC (the “representative”) is acting as sole book-running manager and as representative of the several underwriters of this offering. We have entered into an underwriting agreement dated [              ], 2020 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase from us, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table.

The underwriting agreement provides for the purchase of a specific number of shares of Class A common stock by each of the underwriters named below. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Name	Number of Shares
Maxim Group LLC

Total

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The underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.

The shares should be ready for delivery on or about                , 2020 against payment in immediately available funds. is the second business day following the date of this prospectus. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of $                per share. The underwriters may also allow, and such dealers may reallow, a concession not in excess of $                per share to other dealers. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of                additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total proceeds to us will be $                , before deduction of underwriting discounts and expenses and other offering expenses. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

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Discount

The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Proceeds, before expense, to us	$	$	$

We have agreed to pay the representative an accountable expense allowance of up to $65,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

● Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

● Over-allotments and syndicate covering transactions — The underwriters may sell more shares of common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

● Penalty bids — If the representative purchases the shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

● Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchase the shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of our common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such preliminary prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

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Notice to Non-US Investors

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, was implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of securities may be made to the public in that Relevant Member State other than:

1. to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

2. to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the representatives; or

3. in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Michelman & Robinson, LLP, New York, New York and Los Angeles, California. Certain legal matters in connection with this offering have been passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus constituting a part of the Registration Statement on Form S-3 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm which prepared the report for the years ended December 31, 2019 and 2018, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting. The report of Dixon Hughes Goodman LLP contains explanatory paragraphs which state the following:

●	The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

●	The Company has changed its method of accounting for revenue recognition in 2019 with the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

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PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell up to $150,000,000 in aggregate of the securities identified above from time to time in one or more offerings under this prospectus. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change the information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to purchasers or through underwriters, dealers or agents. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $114,718,640, which amount is based on 27,313,962 outstanding shares of common stock held by non-affiliates and a per share price of  $4.20, the closing price of our common stock on July 16, 2020, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75,000,000, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. We have not sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date of this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BOXL.” On July 16, 2020, the last reported sale price of our common stock on the Nasdaq Stock Market was $4.20.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering the securities described in this prospectus with a total aggregate principal not to exceed $150,000,000. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context requires otherwise or unless otherwise indicated, all references to “Boxlight,” “BOXL,” the “Company,” “we,” “us” or “our” refers to Boxlight Corporation.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this elsewhere or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information included in or incorporated by reference into this prospectus, including “Risk Factors” and the financial statements and related notes. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Unless we specify otherwise, all references in this prospectus to “Boxlight” “we,” “our,” “us” and the “Company” refer to Boxlight Corporation. and our subsidiaries.

Company Overview

Formed in 2014, Boxlight Corporation is an education technology company that develops, sells and services interactive classroom solutions for the global education market. We are seeking to become a world leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive technologies including flat panels, projectors, peripherals and accessories to the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including our robotics and coding system, 3D printing solution and portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration. We also offer professional development and training resources to educators including customized programs, online trainings and certifications, and in-person courses.

We seek to provide easy-to-use solutions combining interactive displays with accessories and robust software to enhance the educational environment, ease the teacher technology burden, and improve student outcomes. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom. Our products are currently sold in approximately 60 countries and our software is available in 33 languages. To date, our solutions have sold into over 1,000,000 classrooms. We sell our solutions through more than 500 global reseller partners. We believe we offer the most comprehensive and integrated line of interactive display solutions with peripherals, accessories and teaching software for schools and enterprises. We also provide key training and professional development to ensure successful implementations with high adoption.

Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school districts with information technology departments with the means to access data with or without internet access, handle the demand for video, control cloud and data storage challenges, and allow for distance learning. Our design teams are able to quickly customize systems and configurations to serve the needs of clients so that existing hardware and software platforms can communicate with one another. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom.

We pride ourselves in providing industry-leading solutions and have received numerous awards:

●	2020 Tech & Learning Awards of Excellence– Boxlight-EOS Distance Teaching Essentials and MyStemKits 3D printing curriculum;

●	2019 Tech Edvocate Award Winner– Boxlight’s MimioClarity Classroom Audio Distribution System (Best Classroom Audio-Visual App or Tool);

●	2019 Tech Edvocate Award Finalist– Boxlight’s Mimio MyBot Educational Robotic System (Best STEM/STEAM Education App or Tool);

●	2019 Tech & Learning ISTE Best in Show Award – MimioClarity and Mimio MyBot;

●	2019 Cool Tool Award WINNER: THE EDTECH AWARDS 2019 – MimioSpace for Hardware for Education;

●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – MimioFrame for New Product or Service;

●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – C3 MicroCloud for Networking, IT, Connectivity, or Access Solution;

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●	2018 Gold Winner in the Reader’s Choice Awards – Boxlight Projector;

●	2018 Award of Excellence Tech & Learning Magazine – MimioFrame (Honorable Mention);

●	2018 Tech Edvocate Award Winner– MimioSpace (Best Collaboration App or Tool);

●	2018 Tech Edvocate Award Finalist– MimioFrame (Best Classroom Audio-Visual App or Tool category);

●	2018 Tech & Learning ISTE Best in Show Award – MimioSpace;

●	2018 Impact Regional Business Awards, Boxlight, Education;

●	2018 Cool Tool Finalist Award: THE EDTECH AWARDS 2018 – Boxlight P9 Projectors;

●	2018 Bett Awards: Tools for Teaching, Learning and Assessment – Labdisc;

●	2017 EdTech Digest Cool Tool Award: Labdisc;

●	2017 Tech&Learning – Best of TCEA – Labdisc;

●	2017 Tech&Learning – Best of BETT – Labdisc;

●	2017 Bett Awards: Tools for Teaching, Learning and Assessment – MimioStudio with MimioMobile;

●	2016 District Administration: Readers’ Choice Top 100 – MimioStudio with MimioMobile;

●	2016 Award of Excellence Tech & Learning Magazine – MimioTeach;

●	2016 Cool Tool Award: MimioMobile App with MimioStudio Classroom Software; and

●	2016 Tech & Learning ISTE Best in Show Award – P12 Projector Series.

The COVID-19 pandemic has impacted global economies, resulting in workforce and travel restrictions, supply chain and production disruptions and reduced demand and spending across the education technology sector. These factors began having adverse impacts on our operations, financial performance, liquidity and price of our securities as well as on the operations and financial performance of many of the customers and suppliers in the education technology sector.

We have taken steps to protect the health and safety of our employees and maintain business continuity. In addition, we have taken steps to reduce the financial and operating effects on our business, including making significant reductions in payroll, reducing travel & entertainment expenditures, professional fees, marketing expenses, contract services and other operating expenses. In March 2020, we had a payroll reduction which is expected to result in an approximately 17% reduction of our total annual payroll expense.

Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Increasing our customer base. Our principal customers are value added reseller partners that sell to school districts. We have been successful in providing our hardware, software and service solutions to educators through our reseller partner network, and we expect to continue to increase our sales channel and provide additional solutions for education.

●	Investing in research and development. We intend to continually develop and introduce innovative products, enhance existing products, and effectively stimulate customer demand for existing and future products.

●	Expanding our sales and marketing team. We intend to invest significant resources in our marketing, advertising and brand management efforts.

●	Expanding our product and technology offerings. Our long-term growth will depend in part on our ability to continually expand our hardware, software and service offerings, which we intend to do through both our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop, such as Cohuborate, Qwizdom, EOS Education, Modern Robotics, Robo3D and MyStemKits.

●	Strategic acquisitions and joint ventures. We believe we can materially increase our revenues and scope by acquiring or joint venturing with solutions providers focused on the education and learning technologies market segments, have gained the trust and support of school districts, and are located in geographically strategic areas throughout the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our displays to allow smooth content streaming across multiple platforms. We intend to further existing, and develop additional, strategic partnerships and alliances.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 1045 Progress Circle, Lawrenceville, Georgia 30043, and our telephone number is (678) 367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which are incorporated by reference in this prospectus, together with the other information in this prospectus, and the information and documents incorporated by reference herein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and as well as in our most recent Annual Report on Form 10-K, our Amendment No. 1 to our Annual Report on Form, 10-K/A, and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered by the prospectus for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to:

●	purchase additional inventory;

●	make capital expenditures;

●	license or acquire intellectual property or technologies to incorporate into our products; or

●	fund possible investments in and acquisitions of complementary businesses, partnerships or minority investments.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments or agreements with respect to any acquisition as of the date of this prospectus.

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Description of Capital Stock

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer and sell from time to time. When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions apply. The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Eleventh Amended and Restated Certificate of Incorporation (the “Charter”) and our Bylaws (the “Bylaws”), each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares, of which 150,000,000 are designated Class A common stock, par value $0.0001 per share; 50,000,000 are designated Class B common stock, par value $0.0001 per share; and 50,000,000 are designated preferred stock, of which 250,000 shares are designated as Series A preferred stock, par value $0.0001 per share.

Common Stock

Class A common stock

Our Class A common stock is listed on The Nasdaq Capital Market under the ticker symbol “BOXL.” We have 31,857,327 shares of Class A common stock issued and outstanding as of July 15, 2020.

Voting Rights. Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended and restated.

Dividend Rights. Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

Liquidation Rights. In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our Class A common stock have no subscription, redemption or conversion privileges. Our Class A common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Class B common stock

As of July 15, 2020, we have no shares of Class B common stock issued and outstanding. Our Class B common stock is only available for issuance upon exercise of stock options to be granted to Boxlight Group employees.

Voting Rights. The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

Conversion Rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

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Preferred Stock

Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Warrants

We may issue warrants for the purchase of our common stock or preferred stock, or a combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of the warrants. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

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Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date the principal will be payable;

●	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

●	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

●	any conversion or exchange provisions;

●	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

●	whether the debt securities will be issuable in the form of a global security;

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●	any subordination provisions, if different from those described below under “Subordination”;

●	any deletions of, or changes or additions to, the events of default or covenants; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

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If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

●	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	change the stated maturity of any debt security;

●	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal of an original issue discount security on acceleration of maturity;

●	reduce the rate of interest or extend the time for payment of interest on any debt security;

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●	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

●	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

●	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

●	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”); or

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

●	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

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Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

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Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

●	our indebtedness to any of our majority-owned subsidiaries; and

●	subordinated debt securities.

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DESCRIPTION OF UNITS

This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with an offering of the units. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Eleventh Amended and Restated Articles of Incorporation and our Bylaws, which are discussed below could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Eleventh Amended and Restated Articles of Incorporation provide that our Board has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Class A common stock.

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Our Bylaws limit the ability to call special meetings of the stockholders to the Chairman of the Board, or the Chief Executive Officer, or, if there is no Chairman or Chief Executive Officer, then by the president. The stockholders have no right to request or call a special meeting and cannot take action by written consent.

Our Bylaws provide that our Board shall be classified into three classes. Each director shall hold office for a three-year term, or until the next annual meeting of stockholders at which his or her successor is elected and qualified.

Our Bylaws provide that the removal of a director from the Board, with or without cause, must be by affirmative vote of not less than 2/3 of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer LLC.

Listing

The shares of our common stock are listed on The Nasdaq Capital Market under the symbol “BOXL.” On July 16, 2020, our last reported sale price per share for our common stock as reported on The Nasdaq Capital Market was $4.20.

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PLAN OF DISTRIBUTION

We may sell the securities included in this prospectus (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to a limited number of purchasers or to a single purchaser, or (v) through a combination of such methods of sale..

The distribution of the securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded:

●	at a fixed price or at final prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as the term is defined in the Securities Act, as amended, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to us to such agent will be set forth in the applicable prospectus supplement.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Michelman & Robinson, LLP, Los Angeles, California and New York, New York. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus constituting a part of the Registration Statement on Form S-3 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm which prepared the report for the years ended December 31, 2019 and 2018, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting. The report of Dixon Hughes Goodman LLP contains explanatory paragraphs which state the following:

●	The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

●	The Company has changed its method of accounting for revenue recognition in 2019 with the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address Boxlight Corporation, 1045 Progress Circle, Lawrenceville, GA 30043, by emailing us at investor.relations@boxlight.com, or by calling us at 917-658-7878. We also maintain a website, https://myverb.com/investor-relations-sec-filings/ through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://www.myverb.com/. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the shares of common stock offered by this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 13, 2020;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on July 13, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 15, 2020;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on January 14, 2020, January 28, 2020, February 7, 2020, February 26, 2020, March 5, 2020, March 13, 2020, March 18, 2020, March 20, 2020, March 23, 2020, April 10, 2020, April 22, 2020, May 21, 2020, June 9, 2020, June 12, 2020, June 24, 2020, and July 7, 2020;

●	our Definitive Information Statement on Schedule 14A filed with the SEC on July 13, 2020; and

●	the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 1045 Progress Circle, Lawrenceville, GA 30043, Attention: Investor Relations, by emailing us at investor.relations@boxlight.com, or by calling us at 866.972.1549.

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$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

July 28, 2020

                     Shares

Class A Common Stock

Class A Common Stock

Sole Book-Running Manager

Maxim Group LLC

July 28, 2020

Through and including                  , 2020 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.